                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       The Wackenhut Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

WACKENHUT


EXECUTIVE OFFICES [LOGO]
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida  33410-4243
Telephone: (561) 622-5656







NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ON MAY 5, 2000


To the Shareholders:

The Annual Meeting of the Shareholders of The Wackenhut Corporation will be held on Friday, May 5, 2000, at 9:00 A.M. at the Ritz-Carlton, Palm Beach, 100 South Ocean Blvd., Manalapan, Florida, for the purpose of considering and acting on the matters following:

         (1)      the election of twelve directors for the ensuing year;

         (2) ratification of the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 2000, and to perform such other services as may be requested;

         (3) approval of a proposal setting aside a total of 550,000 shares of Series B Common Stock of the Corporation to be utilized for future issuance under the Key Employee Long-Term Incentive Stock Plan (the "Plan"); and

         (4) the transaction of any other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Only shareholders of Series A Common Stock of record at the close of business March 17, 2000, the record date and time fixed by the Board of Directors, are entitled to notice and to vote at said meeting.

ALL SERIES A COMMON STOCK SHAREHOLDERS ARE URGED EITHER TO ATTEND THE MEETING IN PERSON OR TO VOTE BY PROXY.

If you are a registered shareholder, you can ensure that your shares are represented at the Annual Meeting in one of two ways:

         1) by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope;

         2) by calling the toll-free number indicated on the enclosed proxy card to vote by phone.

If you attend the meeting in person, you may, if you wish, revoke your proxy and vote in person.

If your shares are held in the name of a broker, bank or other holder of record, you may attend the Annual Meeting, but may not vote at the meeting unless you have first obtained a proxy, executed in your favor, from the owner of record.

By order of the Board of Directors.


                                     Timothy J. Howard
                                     Senior Vice President, General Counsel,
                                     and Assistant Secretary

March 31, 2000

PROXY STATEMENT




                                                                  March 31, 2000

The Wackenhut Corporation
Executive Offices
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida  33410-4243
Telephone: (561) 622-5656

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Wackenhut Corporation (the "Company" or the "Corporation") for the Annual Meeting of the Shareholders of the Corporation to be held at the Ritz-Carlton, Palm Beach, 100 South Ocean Blvd., Manalapan, Florida, May 5, 2000, and all adjournments thereof. Please note the Proxy Card provides a means to withhold authority to vote for any individual director-nominee. Also note the format of the Proxy Card which provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposal to ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Corporation and the proposal to set aside 550,000 shares of Series B Common Stock of the Corporation to be utilized for future issuance under the Key Employee Long-Term Incentive Stock Plan. If the enclosed Proxy Card is executed properly and returned, the shares represented will be voted in accordance with those instructions.

A Proxy Card which is properly executed, returned and not revoked will be voted in accordance with the instructions indicated. A proxy voted by telephone and not revoked will be voted in accordance with the shareholder's instructions. If no instructions are given, proxies which are signed and returned or voted by telephone will be voted as follows:

         FOR   -  the slate of Directors proposed by the Board of Directors;

         FOR   -  the proposal to ratify the appointment of Arthur Andersen
                  LLP as the independent certified public accountants of the Corporation; and

         FOR   -  the proposal to set aside 550,000 shares of Series B Common
                  Stock of the Corporation to be utilized for future issuance under the Key Employee Long-Term Incentive Stock Plan.

The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. Management is not aware of any other matters to be presented for action by shareholders before the Annual Meeting. If any such matter or matters properly come before the Annual Meeting, it is understood that the designated proxy holders have discretionary authority to vote thereon. Holders of shares of the Series A Common Stock of the Corporation of record as of the close of business on March 17, 2000, will be entitled to one vote for each share of stock standing in their name on the books of The Wackenhut Corporation.

On March 17, 2000, 3,855,582 shares of Series A Common Stock were outstanding. The Series A Common Stock will vote as a single class for the election of Directors, to ratify the appointment of Arthur Andersen LLP, to set aside 550,000 shares of Series B Common Stock to be utilized for future issuance under the Key Employee Long-Term Incentive Stock Plan and on any other matter which may properly come before the meeting.

Any person giving a proxy has the power to revoke it any time before it is voted by written notice to the Corporation or attending the meeting and voting the shares.

The cost of preparation, assembly and mailing this Proxy Statement material will be borne by the Corporation. It is contemplated that the solicitation of proxies will be entirely by mail. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of the Corporation on or about March 31, 2000.

THE ELECTION OF DIRECTORS

The Board of Directors will be comprised of twelve (12) members. Unless instructed otherwise, the persons named on the accompanying Proxy Card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and have qualified. Twelve (12) of the nominees are presently directors of the Corporation who were elected by the shareholders at their last annual meeting.

If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed Proxy Card will be voted for any such replacement or substitute nominee as may be nominated by the Board of Directors. A brief biographical statement for each nominee follows:

NOMINEE AND YEAR           PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR      AND OTHER INFORMATION
--------------------------------------------------------------------------------
JULIUS W. BECTON, JR.      General Becton's most recent position was Chief
    1994                   Executive Officer/Superintendent of the Washington,
   Age 73                  D.C. Public School System.  He is also a former
                           President of Prairie View A & M University. He
  [PHOTO]                  entered the Army as a Private in 1944 and rose to the
                           rank of Lieutenant General. While in the Army, he commanded the lst Cavalry Division and the VII Corps, and was the Deputy Commanding General of the U.S.
                           Army Training and Doctrine Command. He is a veteran of three wars, World War II, the Korean War and Vietnam. After departing the service in 1983, he served as Director of the Office of U.S. Foreign
                           Disaster Assistance, and from 1985 to 1989 was the Director, Federal Emergency Management Agency. He was later chief operating officer for American Coastal
                           Industries, Inc. He is on the Boards of Directors of General Dynamics Corporation, NSC Discovery Center,
                           Inc., and the Marine Spill Response Corporation. He is a member of the Defense Science Board Readiness
                           Task Force. He is a trustee of the George C. Marshall
                           Foundation, and serves on the boards of several civic public service organizations. He received numerous
                           U.S. Army service and valor awards, including the Distinguished Service Medal; and the Distinguished
                           Service Award for his service as Director, Federal
                           Emergency Management Agency. He has a B.S. from
                           Prairie View A & M University; an M.A. in Economics from the University of Maryland, and has been awarded honorary Doctor of Laws degrees by four universities.
                           (d)(e)(f)

--------------------------------------------------------------------------------

NOMINEE AND YEAR           PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR      AND OTHER INFORMATION
--------------------------------------------------------------------------------

 ALAN B. BERNSTEIN         Mr. Bernstein is Chief Operating Officer since March,
      1998                 2000 and has been Executive Vice President of the
     Age 52                Corporation since 1991, and is also President of the
                           Corporation's Global Security Group. Mr. Bernstein
     [PHOTO]               has been with the Corporation since 1976, except for
                           a period in 1982 when he was a partner in a family-owned security alarm business in New York
                           State. He was appointed President, Wackenhut Systems
                           Corporation in 1983, and subsequently was named Vice
                           President, Corporate Business Development in 1984;
                           Vice President, Domestic Operations in 1985; and was
                           Senior Vice President, Domestic Operations from
                           1986-91. He also serves on the Board of Directors of Ranger Security Detectors, Inc., El Paso, Texas; and several subsidiaries of the Corporation. He is a member of the American Society for Industrial
                           Security. He has a B.S.E.E. degree from the University of Rochester, and an M.B.A. degree from Cornell University. (d)(f)

--------------------------------------------------------------------------------

CARROLL A. CAMPBELL, JR.   Governor Campbell served two terms as the Governor of
      1997                 South Carolina (1987-95), and four terms representing
     Age 59                South Carolina's fourth district  in the U.S. House
                           of Representatives (1979-86). He also served in the
     [PHOTO]               South Carolina House of Representatives (1970-74) and
                           was elected to the South Carolina Senate in 1976.
                           While serving as Governor, he was also Chairman of the National Governors Association (1993-94) and co-chair of the National Governors Association Task
                           Force on Education. He is recognized as a leader in promoting initiatives for excellence in education at the state and national levels, and has served as chairman of the National Education Goals Panel and co-chair of the National Council on Education
                           Standards and Testing. Gov. Campbell is currently the President and Chief Executive Officer of the American
                           Council of Life Insurers. His business career began at age 19, when he co-founded a business which eventually developed a chain of 13 restaurants. He remains active today in several small business enterprises and serves on the boards of directors for the Fluor Corporation, AVX Corporation, Norfolk
                           Southern Corporation, and the Boy Scouts of America.
                           Heis ex officio board chairman for the Huntington
                           Society, an arts foundation. He has an M.A. degree from American University, is a member of three national honor societies, and holds nine honorary doctorate degrees. (b)(e)

--------------------------------------------------------------------------------

BENJAMIN R. CIVILETTI      Mr. Civiletti has been Chairman of the law firm
    1998                   Venable, Baetjer and Howard since 1993 and was
    Age 64                 Managing Partner of the firm from 1987 to 1993.
                           From 1979 to 1980, Mr. Civiletti served as the
                           Attorney General of the United States. Mr. Civiletti
   [PHOTO]                 is Chairman of the Board of Greater Baltimore Medical
                           Center and the Founding Chairman of the Maryland
                           Legal Services Corporation; a Director of Bethlehem
                           Steel Corporation, and a Director of MBNA Corporation and MBNA International. Mr. Civiletti has served as a Director of Wackenhut Corrections Corporation since
                           April 1994. Mr. Civiletti is a Fellow of the American
                           Bar Foundation, the American Law Institute, and the
                           American College of Trial Lawyers. Mr. Civiletti was
                           Chairman of the Maryland Governor's Commission on
                           Welfare Policy in 1993, and a member of the Maryland
                           Governor's Task Force on Alternatives to
                           Incarceration in 1991. (b)(c)

NOMINEE AND YEAR           PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR      AND OTHER INFORMATION
--------------------------------------------------------------------------------
ANNE NEWMAN FOREMAN        Mrs. Foreman served as Under Secretary of the United
      1993                 States Air Force from September 1989 until January
     Age 52                1993.  Prior to her tenure as Under Secretary, she
                           was General Counsel of the Department of the Air
     [PHOTO]               Force and a member of the Departments Intelligence
                           Oversight Board. Mrs. Foreman served in the White
                           House as Associate Director of Presidential Personnel for National Security (1985-1987) and practiced law with the Washington office of the Houston-based law firm of Bracewell and Patterson, and with the British solicitors Boodle Hatfield, Co., in London, England
                           (1979-1985). Mrs. Foreman is a former member of the career Foreign Service, having served in Beirut, Lebanon; Tunis, Tunisia, and the U.S. Mission to the
                           United Nations in New York. She was a U.S. Delegate to the 3lst Session of the U.N. General Assembly and to the 62nd Session of the U.N. Economic and Social
                           Council. Mrs. Foreman received a B.A. degree, Magna
                           Cum Laude, from the University of Southern California and a M.A. (History) from the same institution. She also holds a J.D. from American University and was awarded an Honorary Doctorate of Laws from Troy State
                           University. Mrs. Foreman is a member of Phi Beta
                           Kappa, has been a member of numerous Presidential delegations, and was twice awarded the Air Force
                           Medal for Distinguished Civilian Service. Mrs.
                           Foreman is a member of the Board of Directors of Ultra Electronics Defense, Inc. She also serves as a trustee of The National Gypsum Company
                           Settlement Trust and as Director and Treasurer of the Asbestos Claims Management Corporation. (d)(e)

--------------------------------------------------------------------------------

EDWARD L. HENNESSY, JR.    Mr. Hennessy, Jr. served as Chairman of the Board
       1993                and Chief Executive Officer of Allied-Signal Inc.
      Age 72               from 1979 to 1991.  He was previously Executive Vice
                           President and member of the Board of Directors and
     [PHOTO]               Executive Committee of United Technologies
                           Corporation, Senior Vice President for Administration and Finance for Heublein, Inc. and Controller with IT&T Corporation. He is a member of the Board of Directors of Avanir Pharmaceuticals Corp.. He is a
                           Trustee of The Catholic University of America, a
                           Director of The Coast Guard Academy Foundation, Inc., founding President of the Tri-County Scholarship Fund and Vice-Chairman of the March of Dimes. He was a member of The Presidents Private Sector Survey on
                           Cost Control, The (New Jersey) Governors Management
                           Improvement Plan, Inc., and the Tender Offer Advisory
                           Committee of the Securities & Exchange Commission. He also is a member of The Conference Board, Inc. and the Economic Club of New York. He has numerous honorary degrees and is a graduate of Fairleigh
                           Dickinson University in New Jersey, where he is a former Trustee and Chairman of the University's
                           Board. (a)(c)

NOMINEE AND YEAR           PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR      AND OTHER INFORMATION
--------------------------------------------------------------------------------

PAUL X. KELLEY             General Kelley is a Partner with J.F. Lehman, Inc.,
   1988                    a New York private investment firm.  He served as
  Age 71                   Vice Chairman, Cassidy & Associates, Inc., a
                           government relations firm from 1989 to 1998. Prior to
 [PHOTO]                   that, he was Commandant of the Marine Corps and
                           Member of the Joint Chiefs of Staff from 1983 until his retirement in 1987. He currently serves on the Boards of Directors of Extant, Inc., a telecomunications company; London Life Reinsurance
                           Company, a reinsurance company; Park Place
                           Entertainment Corporation, a gaming company; Saul
                           Centers, Inc., a real estate investment trust; Sturm, Ruger & Company, Inc., a firearms company; and UST,
                           Inc., a smokeless tobaco, cigar and wine company. He is the recipient of numerous awards for valor and distiguished service during thirty-seven years of active military service. General Kelley has a B.S. in Economics from Villanova University and is a Distiguished Graduate of the Air War College. He is the recipient of five honorary doctorate degrees from major universities. (b)(c)(e)

--------------------------------------------------------------------------------

NANCY CLARK REYNOLDS       Ms. Reynolds is Senior Consultant of The Wexler
    1986                   Group, a governmental relations and public affairs
   Age 72                  consulting firm in Washington, D.C..  She is a member
                           of the Board of the National Park Foundation and a
   [PHOTO]                 trustee of the Smithsonian Museum of the American
                           Indian. She is a past President of the Business and Government Relations Council. Ms. Reynolds is also currently Chairman of Crow Canyon Archaeological
                           Center in Cortez, Colorado. She was formerly a Director of the Chicago Mercantile Exchange, G.D.
                           Searle & Co., Sears, Roebuck & Co., Allstate
                           Insurance Company and Viacom International. From
                           1977-82, she was a Vice President of the Bendix
                           Corporation. She received her B.A. degree in English from Goucher College and an Honorary Degree of Law from Gonzaga University. (b)(f)

--------------------------------------------------------------------------------

JOHN F. RUFFLE             Mr. Ruffle is a retired Vice Chairman and Director
    1998                   of J.P. Morgan & Co., Inc. and Morgan Guaranty Trust
   Age 62                  Company of New York since June 1, 1993.  He joined
                           J.P. Morgan in 1970 as Controller and was named CFO
   [PHOTO]                 in 1980, and elected Vice Chairman in 1985. Earlier,
                           he was Assistant Treasurer and Director of Accounting for International Paper Company. Mr. Ruffle also serves as a Director of Bethlehem Steel Corporation, American Shared Hospital Services and Trident
                           Corporation, and Wackenhut Corrections Corporation.
                           He is a Trustee of the Johns Hopkins University and of JPM Series Trust II (mutual funds). He is a past
                           President of the Board of Trustees of the Financial
                           Accounting Foundation and a past Chairman of the Financial Executives Institute, and in 1991 received the Financial Executive Institute's National Award for Distinguished Service. Mr. Ruffle is a graduate of the Johns Hopkins University and earned an M.B.A.
                           in Finance from Rutgers University. He is also a CPA.
                           (c)(d)

NOMINEE AND YEAR           PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR      AND OTHER INFORMATION
--------------------------------------------------------------------------------

THOMAS P. STAFFORD         General Stafford is a Consultant for the firm of
    1991                   General Technical Services, Inc., which he joined in
  Age 69                   1984.  He is also Vice Chairman and co-founder of
                           Stafford, Burke and Hecker, Inc., a Washington-based
  [PHOTO]                  consulting firm. After serving as an astronaut for a
                           number of years, he retired in 1979 from the Air
                           Force as Deputy Chief of Staff for Research,
                           Development and Acquisition and served as Vice
                           Chairman of Gibraltar Exploration Limited until 1984.
                           Gen. Stafford is also Chairman of the Board of Omega
                           Watch Corporation of America and is a Director of CMI
                           Corporation; Cycomm International, Inc.; Seagate
                           Technology, Inc.; Timet, Inc.; and Tremont
                           Corporation. General Stafford served as a Director of the Corporation from 1991 to 1996.

--------------------------------------------------------------------------------

GEORGE R. WACKENHUT        Mr. Wackenhut is Chairman of the Board and was Chief
      1958                 Executive Officer of the Corporation until February
     Age 80                17, 2000.  He was President of the Corporation from
                           the time it was founded until April 26, 1986. He
    [PHOTO]                formerly was a Special Agent of the Federal Bureau of
                           Investigation. Mr. Wackenhut is Chairman of the Board of Directors of Wackenhut Corrections Corporation, a member of the Board of Trustees of Correctional
                           Properties Trust, a former member of the Board of Directors of SSJ Medical Development, Inc., Miami,
                           Florida, and is on the Deans Advisory Board of the University of Miami School of Business. He is on the National Council of Trustees, Freedoms Foundation at
                           Valley Forge, the Presidents Advisory Council for the
                           Small Business Administration, Region IV, and a member of the National Board of the National Soccer
                           Hall of Fame. He is a past participant in the Florida
                           Governors War on Crime and a past member of the Law
                           Enforcement Council, National Council on Crime and
                           Delinquency, and the Board of Visitors of the U.S.
                           Army Military Police School. He is also a member of the American Society for Industrial Security. Mr.
                           Wackenhut was a recipient in 1990 of the Labor Order of Merit, First Class, from the government of Venezuela; and, in 1999 was awarded the distinguished
                           Ellis Island Medal of Honor by the National Ethnic
                           Coalition of Organizations. Also in 1999, he was inducted into the West Chester University Hall of Fame and the Athlete's Hall of Fame in his home county, Delaware County, PA. He received his B.S.
                           degree from the University of Hawaii and his M.Ed.
                           degree from Johns Hopkins University. Mr. Wackenhut is married to Ruth J. Wackenhut, Secretary of the Corporation. His son Richard R. Wackenhut, is the
                           Vice Chairman, President, Chief Executive Officer and
                           Director of the Corporation. (a)(f)

NOMINEE AND YEAR           PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR      AND OTHER INFORMATION
--------------------------------------------------------------------------------

RICHARD R. WACKENHUT       Mr. Wackenhut is Vice Chairman of the Board since
    1986                   November 5, 1999, and President and Chief Executive
   Age 52                  Officer since February 17, 2000.  He was President
                           and Chief Operating Officer of the Corporation from
  [PHOTO]                  April, 1986 to April, 2000. He was formerly Senior
                           Vice President, Operations from 1983-1986. He was
                           Manager of Physical Security from 1973-74. He also served as Manager, Development at the Corporations
                           Headquarters from 1974-76; Area Manager, Columbia, SC from 1976-77; District Manager, Columbia, SC from
                           1977-79; Director, Physical Security Division at
                           Corporate Headquarters 1979-80; Vice President,
                           Operations from 1981-82; and Senior Vice President,
                           Domestic Operations from 1982-83. Mr. Wackenhut is a member of the Board of Directors of Wackenhut
                           Corrections Corporation, a Director of Wackenhut del
                           Ecuador, S.A.; Wackenhut UK, Limited; Wackenhut
                           Dominicana, S.A.; Wackenhut Resources, Inc.; the
                           Board of Trustees of Correctional Properties Trust;
                           and a Director of several domestic subsidiaries of the Corporation. He is Vice Chairman of Associated
                           Industries of Florida. He is also a member of the American Society for Industrial Security, a member of The Citadel Advisory Council, a member of the International Security Management Association, and the International Association of Chiefs of Police. He received his B.A. degree from The Citadel in 1969, and completed the Advanced Management Program of the Harvard University School of Business Administration in 1987. Mr. Wackenhut is the son of George R.
                           Wackenhut, a Director-Nominee, and Ruth J. Wackenhut,
                           Secretary of the Corporation. (a)(d)

    (a)      Member of Executive Committee
    (b)      Member of Nominating and Compensation Committee
    (c)      Member of Audit and Finance Committee
    (d)      Member of Corporate Planning Committee
    (e)      Member of Operations and Oversight Committee
    (f)      Member of Fair Employment Practices Committee

The election of the directors listed on the previous pages will require the affirmative vote of the holders of a plurality of the shares present or represented at the shareholders meeting. Abstentions will be treated as shares represented at the meeting and therefore will be the equivalent of a negative vote, and broker non-votes will not be considered as shares represented at the meeting.

COMPOSITION AND FUNCTIONS OF SPECIFIC COMMITTEES OF THE BOARD OF DIRECTORS


The Wackenhut Corporation has an Audit and Finance Committee whose members are as follows:

          Edward L. Hennessy, Jr., Chairman        Benjamin R. Civiletti
          John F. Ruffle, Vice Chairman            Paul X. Kelley

The Audit and Finance Committee met four times during the past fiscal year.

The Audit and Finance Committees principal functions and responsibilities are as follows:

         1. Recommend the selection, retention, or termination of the Corporations independent auditors.

         2.       Review the proposed scope of the audit and fees.

         3. Review the quarterly and annual financial statements and the results of the audit with management, the internal auditors, and the independent auditors with emphasis on the quality of earnings in terms of accounting policies selected; this activity would also entail assisting in the resolution of problems that might arise in connection with an audit if and when this becomes necessary.

         4. Review with management and independent auditors the recommendations made by the auditors with respect to changes in accounting procedures and internal accounting controls as well as other matters of concern to the independent auditors resulting from their audit activity.

         5. Review with management and members of the internal audit team the activities of and recommendations made by this group.

         6. Inquire about and be aware of all work (audit, tax, consulting) that the independent auditors perform for the Corporation.

         7. Recommend policies to avoid unethical, questionable, or illegal activities by Corporation personnel.

         8.       Make periodic reports to the full Board on its activities.

The Wackenhut Corporation also has a Nominating and Compensation Committee which, in addition to its role in recommending compensation for the Chief Executive Officer and the other executive officers, evaluates possible Director nominees and makes recommendations concerning such nominees to the Board of Directors, and recommends to the Chairman and the Board itself the composition of Board Committees and nominees for officers of the Corporation. See the Report of the Compensation Committee later in this Proxy Statement.

Shareholders desiring to suggest qualified nominees for director should advise the Assistant Secretary of the Corporation in writing and include sufficient biographical material to permit an appropriate evaluation.

A total number of five meetings of the Board of Directors was held during the 1999 fiscal year.


SECURITY OWNERSHIP

The following table shows the number of shares of the Corporations Series A and Series B Common Stock, each with a par value of $.10 per share, that was beneficially owned as of March 7, 2000, by each Director-Nominee for election as director at the 2000 Annual Meeting of Shareholders, by each named executive officer, by all Director-Nominees and executive officers as a group, and by each person or group who was known by the Corporation to beneficially own more than 5% of the Corporations outstanding Series A or Series B Common Stock.

                                                          COMMON STOCK

                                            SERIES A-(VOTING)         SERIES B-(NON-VOTING)

BENEFICIAL OWNER (1)                    AMOUNT & NATURE  PERCENT   AMOUNT & NATURE    PERCENT
                                         OF BENEFICIAL     OF       OF BENEFICIAL        OF
                                         OWNERSHIP (2)    CLASS    OWNERSHIP (2)(6)    CLASS
==============================================================================================
DIRECTOR NOMINEES
Julius W. Becton, Jr.                            0           *           10,656           *
Alan B. Bernstein                              500           *          109,988           *
Carroll A. Campbell, Jr.                         0            --          4,000           *
Benjamin R. Civiletti                            0            --          4,000           *
Anne Newman Foreman                            200           *           10,550           *
Edward L. Hennessy, Jr.                        200           *           10,862(3)        *
Paul X. Kelley                               1,000(3)        *           12,937(3)        *
Nancy Clark Reynolds                         1,400           *           11,912           *
John F. Ruffle                                 500           *            5,000           *
Thomas P. Stafford                               0            --          6,500           *
George R. Wackenhut                      1,929,606         50.05%     2,310,490(4)      20.36%
Richard R. Wackenhut                            65           *          839,901(5)       7.40%

EXECUTIVE OFFICERS
George C. Zoley                                  0            --              0            --
Philip L. Maslowe                                0            --         55,633           *

ALL NOMINEES AND EXECUTIVE               1,933,471         50.15%     3,687,316         32.05%
OFFICERS AS A GROUP

OTHER
Dimensional Fund Advisor, Inc. (7)         225,600            5.85           --            --
Fleet Boston Corporation (8)               194,283            5.04           --            --
Eagle Asset Management, Inc. (9)                --              --      958,431          8.44%
Neuberger Berman, Inc. (10)                     --              --      823,749          7.26%

*Beneficially owns less than 1%

         (1) Unless stated otherwise, the address of the beneficial owners is 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410.

         (2) Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to the shares beneficially owned. Each person reported as the beneficial owner of stock owned of record by, or in joint tenancy with another person, has only shared voting and investment power over the stock.

         (3)      All shares held jointly with his wife.

         (4) George R. Wackenhut and Ruth J. Wackenhut, his wife and Secretary of the Corporation, through trusts over which they have sole dispositive and voting power, control 50.05% of the issued and outstanding voting common stock of The Wackenhut Corporation.

         (5) 65 shares of Series A and 137 shares of Series B held in trust for daughter, Jennifer A. Wackenhut, under Florida Gifts to Minors Act and 698,155 Series B shares held in an irrevocable family trust for the benefit of Richard R. Wackenhut and the balance held directly by him.

         (6) Includes Series B shares over which the Executive Officers and Director Nominees have options. Also includes options to be granted under the Key Employee Long-Term Incentive Stock Plan. On February 17, 2000, that the Board of Directors authorized the grant of options on May 6, 2000 (the strike price for each such grant to be set at the closing price for the day immediately prior to the grant date) to the following Executive Officers in the following amounts:

                     George R. Wackenhut   10,000   Richard R. Wackenhut  10,000
                     Alan B. Bernstein      7,500   Philip L. Maslowe      5,000

         (7) The principal business address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 1st Floor, Santa Monica, CA 90401

         (8) The principal business address of Fleet Boston Corporation is One Federal Street, Boston, MA 02110

         (9) The principal business address of Eagle Asset Management, Inc. is 880 Carillon Pkwy, St. Petersburg, FL 33716.

         10) Persons Filing: Neuberger Berman, Inc. and Newberger Berman, LLC both with principal business addresses of 605 Third Avenue, New York, NY 10158-3698

EXECUTIVE COMPENSATION

The following table shows remuneration paid or accrued by the Corporation during the fiscal year ended January 2, 2000, and each of the two preceding fiscal years, to the Chief Executive Officer and to each of the four most highly compensated executive officers of the Corporation other than the Chief Executive Officer for services in all capacities while they were employees of the Company, and the capacities in which the services were rendered.


SUMMARY COMPENSATION TABLE
                                                                                             LONG-TERM COMPENSATION
                                                                               ------------------------------------------------
                                                                                          AWARDS
                                                                                ------------------------   PAYOUTS
                                                                                RESTRICTED    SECURITIES   -------     ALL OTHER
                                                      ANNUAL COMPENSATION         STOCK       UNDERLYING     LTIP      COMPEN-
                                                   --------------------------    AWARDS       OPTIONS/     PAYOUTS     SATION
NAME AND PRINCIPAL POSITION             YEAR       SALARY ($)       BONUS ($)   ($)(1)(2)     SARS(#)(3)     ($)    ($)(4)(5)&(6)
---------------------------             ----       ----------       ---------   ---------    ----------    -------  --------------

George R. Wackenhut,                    1999        1,316,000       620,000      231,000       30,000      152,830      16,543
Chairman of the Board                   1998        1,154,000       537,000           --       30,000      344,363      16,543
                                        1997        1,006,000       250,000           --       22,000           --      16,543


Richard R. Wackenhut,                   1999          872,000       411,000       58,328       25,000       58,820      95,000
Vice Chairman of the Board              1998          772,000       410,000       46,662       25,000      135,069     517,664
and Chief Executive Officer             1997          643,000       200,000       42,329       20,000           --      78,500


Alan B. Bernstein,                      1999          500,000       235,000       29,997       20,000       31,260      82,000
Chief Operating Officer and             1998          456,000       260,000       25,497       20,000       68,519     297,040
Executive Vice President                1997          382,000       165,000       22,498       15,000           --      67,000

George C. Zoley, Senior Vice            1999          500,000       195,500           --       33,000           --          --
President, and President, CEO           1998          436,000       227,000           --       30,000           --          --
and Director of Wackenhut               1997          366,000       122,500           --       20,000           --          --
Corrections Corporation

Philip L. Maslowe, Senior               1999          325,000       145,000       17,598       15,000        6,330      48,000
Vice President, Finance, Chief          1998          316,000       176,000       15,998       10,000           --     141,842
Financial Officer and Treasurer 1997                   95,000        50,000        5,719       30,000           --      65,000

(1) The aggregate number and value of restricted stock holdings (including restricted stock units and performance shares) based upon the Series B Common Stock fair market value at January 2, 2000 is as follows:

                                    RESTRICTED
                                      STOCK               PERFORMANCE           TOTAL                    FAIR
                                      UNITS                 SHARES           UNITS/SHARES           MARKET VALUE
================================================================================================================

G.R. Wackenhut                        13,295                 25,339             38,634                $398,413
R.R. Wackenhut                        20,136                 11,360             31,496                 324,803
A.B. Bernstein                        10,291                  5,991             16,282                 167,908
P.L. Maslowe                           2,110                  3,619              5,729                  59,080
G.C. Zoley                                --                     --                 --                      --


Restricted stock units do not vest until after 7 years continuous employment from the date of grant.

(2) Dividend equivalents were paid in cash on all restricted stock units in 1999.

(3) The following securities underlying options were granted under stock option plans of Wackenhut Corrections Corporation:

                                                   SECURITIES UNDERLYING OPTIONS(#)
                          NAME                     1999        1998        1997
                          ==========================================================
                          George R. Wackenhut          --          --         --
                          Richard R. Wackenhut         --          --         --
                          Alan B. Bernstein            --          --         --
                          Philip L. Maslowe            --          --         --
                          George C. Zoley          33,000      30,000     20,000


(4) This column represents (for the Chairman of the Board) the cost of a split-dollar life insurance policy covering George R. Wackenhut and Ruth J. Wackenhut.

(5) This column represents (except for the Chairman of the Board) the cost of providing for future liabilities under the Senior Officer Retirement Plan except for Mr. Zoley who is provided for under the Corrections Subsidiary Senior Officer Retirement Plan.

(6) This column includes early distributions in 1998 of deferred compensation for R. R. Wackenhut and A. B. Bernstein of $244,664 and $63,040, respectively, and relocation expense allowance of $92,842 in 1998 for P. L. Maslowe.

LONG-TERM INCENTIVE PLAN - AWARDS IN THE LAST FISCAL YEAR

The following table sets forth certain information concerning awards made under the Company's Key Employee Long-Term Incentive Stock Plan to the named executives during fiscal 1999. The Plan is a series of successive overlapping three-year periods commencing the first day of each fiscal year. Awards are earned only if certain predetermined criteria are met. Adjustments may be made in performance share awards to consider aspects of performance that may not be reflected in the Company's financial results.

                                                                         ESTIMATED FUTURE PAYOUTS
                              NUMBER OF       PERFORMANCE              UNDER NON-STOCK PRICE-BASED PLAN
                               SHARES,         OR OTHER
                              UNITS, OR       PERIOD UNTIL      THRESHOLD         TARGET           MAXIMUM
                            OTHER RIGHTS      MATURATION OR       PAYOUT          PAYOUT            PAYOUT
NAME                          (#) (1)           PAYOUT (2)         ($)              ($)               ($)
==================================================================================================================

George R. Wackenhut           13,295          1999-2001          115,500          231,000          346,500
Richard R. Wackenhut           6,715          1999-2001           58,337          116,673          175,010
Alan B. Bernstein              3,453          1999-2001           30,002           60,003           90,005
George C. Zoley                   --          1999-2001               --               --               --
Philip L. Maslowe              2,026          1999-2001           17,601           35,202           52,803


(1) Performance shares and restricted stock units are awarded under the Plan, however, only performance shares are reflected above since restricted stock units are not contingent upon performance and are reported separately in the Summary Compensation Table, Long-Term Compensation Restricted Stock Awards column.

(2) Earnings per share performance goals are set by the Nominating and Compensation Committee for all of the three-year performance cycles.



OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
                              ----------------------------                                         POTENTIAL REALIZABLE
                               NUMBER OF      % OF TOTAL                                             VALUE AT ASSUMED
                               SECURITIES     OPTIONS/SARS                                         ANNUAL RATES OF STOCK
                               UNDERLYING       GRANTED TO      EXERCISE OR                         PRICE APPRECIATION
                              OPTIONS/SARS    EMPLOYEES IN       BASE PRICE   EXPIRATION             FOR OPTION TERM(3)
NAME                            GRANTED        FISCAL YEAR       ($/SHARE)       DATE5             5% ($)           10%($)
==========================================================================================================================

George R. Wackenhut(1)           30,000            13.0%           16.69       17-Feb-09          314,840          797,867
Richard R. Wackenhut(1)          25,000            10.9%           16.69       17-Feb-09          262,367          664,889
Alan B. Bernstein(1)             20,000             8.7%           16.69       17-Feb-09          209,894          531,912
George C. Zoley(2)               33,000            12.3%           18.63       17-Feb-09          386,534          979,554
Philip L. Maslowe(1)             15,000             6.5%           16.69       17-Feb-09          157,420          398,934

(1) Options granted under the Key Employee Long-Term Incentive Stock Plan of the Corporation (the "Incentive Stock Plan").

(2) Options granted under Wackenhut Corrections Corporation's Stock Option Plan - 1999.

(3) The full option term was used in the 5% and 10% annual growth projections for the price of the underlying stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                    NUMBER OF
                                                                   SECURITIES                    VALUE OF
                                                                   UNDERLYING                   UNEXERCISED
                                                                   UNEXERCISED                 IN-THE MONEY
                                                                   OPTIONS/SARS                 OPTIONS/SARS
                                                                    AT FISCAL                    AT FISCAL
                              SHARES                              YEAR-END (#)                 YEAR-END  ($)
                             ACQUIRED         VALUE            ---------------------------------------------------
                            ON EXERCISE      REALIZED           EXERCISABLE (E)/             EXERCISABLE (E)/
                                (#)             ($)            UNEXERCISABLE (U)             UNEXERCISABLE (U)
==================================================================================================================
George R. Wackenhut      (A)  NONE              NA                 159,375   E                  142,742   E
                         (B)  NONE              NA                  32,864   E                  344,661   E
                         (C)  NONE              NA                  74,666   E                  592,661   E

Richard R. Wackenhut     (A)  25,250          387,335              114,500   E                   24,915   E
                         (C)  NONE              NA                  74,666   E                  592,661   E

Alan B. Bernstein        (A)     900           13,694               92,788   E                   93,589   E
                         (C)  10,000          245,000               46,000   E                  365,125   E

George C. Zoley          (C)  NONE               NA                116,000   E                  198,438   E
                                                                    12,000   U                        0   U

Philip L. Maslowe        (A)  NONE              NA                  55,000   E                        0   E


         (A) The Key Employee Long-Term Incentive Stock Plan of the Corporation (the "Incentive Stock Plan")

         (B)      Wackenhut Corrections Corporation Stock Option Plan - 1994

         (C)      Wackenhut Corrections Corporation Stock Option Plan - 1999

EMPLOYMENT AND SERVICE AGREEMENTS

EMPLOYMENT AGREEMENT WITH GEORGE R. WACKENHUT

       The Corporation entered into a three year employment agreement with George R. Wackenhut who is the Chairman of the Board of Directors, effective as of March 17, 2000. The employment agreement provides that George Wackenhut will receive an initial annual base salary of $1,584,000, subject to possible increases from time to time in the sole discretion of the Board of Directors or the Compensation Committee. In addition, George Wackenhut will be eligible for an annual bonus of a minimum of 35% of his base salary, based on the achievement of certain targets and incentives. The employment agreement also provides for certain benefits to George Wackenhut including life and health insurance, an automobile allowance, and other benefits generally available to executive officers.

       The Corporation or George Wackenhut may terminate the employment agreement for any reason. Upon such termination of employment, George Wackenhut will be entitled to receive the following: (1) the unpaid portion of his salary payable through the date of termination of employment; (2) all vested accrued benefits as of the date of termination of employment that he is entitled to under the Corporation's benefit plans; (3) all of the Corporation's interest in any automobile used by George Wackenhut and the payment of the balance of any outstanding loan or lease on such automobile; and (4) the Retirement Benefit described below.

       In the event of termination of George Wackenhut's employment for any reason, he and his spouse will be entitled to receive, on an annual basis, for the remainder of George Wackenhut's life, and upon his death, for the remainder of his spouse's life, any benefits or perquisites requested by him (or in the event of his death, his spouse), not to exceed $250,000 per year (the "Retirement Benefit").

       The employment agreement provides that if any payment to George
Wackenhut thereunder would be subject to federal excise taxes imposed on certain severance payments, the Corporation will make an additional payment to him to cover any such tax payable by him and the taxes on such gross-up payment.

EMPLOYMENT AGREEMENT WITH RICHARD R. WACKENHUT

       The Corporation entered into a ten year employment agreement with Richard
R. Wackenhut to act as the Chief Executive Officer of the Corporation, effective as of March 17, 2000. The employment agreement provides that Richard Wackenhut will receive an initial annual base salary of $1,050,000, subject to possible increases from time to time in the sole discretion of the Board of Directors or the Compensation Committee. In addition, Richard Wackenhut will be eligible for an annual bonus of a minimum of 35% of his base salary, based on the achievement of certain targets and incentives. The employment agreement also provides for certain benefits to Richard Wackenhut including life and health insurance, an automobile allowance and other benefits generally available to executive officers.

       If the Corporation terminates Richard Wackenhut's employment for any reason other than death, or if he elects to terminate his employment for "good reason", as defined in his employment agreement, he will be entitled to the following: (1) a lump sum payment equal to the number of years remaining under the employment agreement multiplied by the sum of his annual salary and the greater of his most recent target or actual annual bonus payment (the "Special Termination Payment"); (2) the continuation of his employee benefits for the remainder of the term of the employment agreement; (3) immediate vesting of awards granted pursuant to the Corporation's Employee Long-Term Incentive Stock Plan and other stock options, without regard to restrictions on restricted stock and performance targets with respect to performance units or shares; (4) all of the Corporation's interest in any automobile used by Richard Wackenhut and the payment of the balance of any outstanding loan or lease on such automobile; (5) the present value of all cash payments pursuant to the amended Retirement Agreement (as described in the "Senior Officer Retirement Plan") as if he had remained employed until the Retirement Date defined therein; and (6) the dollar value of the sum of vacation time had he remained employed and accrued vacation time.

         If Richard Wackenhut's employment is terminated due to his death, his estate will be entitled to the following: (1) earned and unpaid base salary; and
(2) the Special Termination Payment.

       If, more than 18 months after a Change in Control (as defined below), Richard Wackenhut terminates his employment, he would be entitled to receive the benefits described in the previous paragraph regarding termination for good reason. A Change in Control for purposes of Richard Wackenhut's employment agreement generally includes the occurrence of any of the following: (1) any person, other than exempt persons (including the Controlling Shareholder Group [as defined below], becomes a beneficial owner of 30% or more of the combined voting power of the Corporation's outstanding securities; (2) the approval by shareholders of a merger or consolidation, except a merger or consolidation where existing shareholders would own more than 80% of the combined voting power of the voting securities of the Corporation or the surviving company; (3) the approval by shareholders of a liquidation or the sale or disposition of all or substantially all of the Corporation's assets; or (4) the Controlling Shareholder Group (as defined below) owns 30% or less of the combined voting stock of the Corporation. A Change in Control will not be deemed to occur if Richard Wackenhut is part of the purchasing group which consummates a transaction causing a Change in Control. The Controlling Shareholder Group includes George Wackenhut, his spouse and lineal descendants, trusts formed for the benefit of such persons, and affiliates of such persons.

       The employment agreement provides that if any payment to Richard Wackenhut thereunder would be subject to federal excise taxes imposed on certain severance payments, the Corporation will make an additional payment to him to cover any such tax payable by him and the taxes on such gross-up payment.

SEVERANCE AGREEMENTS

       The Corporation entered into severance agreements with Alan Bernstein, Philip Maslowe and certain other officers. The severance agreements provide that if an officer's employment ceases for any reason during the 12 month period following a Change in Control (as defined above in the employment agreement for Richard Wackenhut), he or she will be entitled to the following: (1) a lump sum payment equal to three times the sum of his or her annual salary and the greater of his or her most recent target or actual annual bonus payment; (2) the continuation of his or her employee benefits for three years, or at the election of the officer, an amount equal to the present value of the cost of providing such benefits; (3) immediate vesting of awards granted pursuant to the Corporation's Employee Long-Term Incentive Stock Plan and other stock options, without regard to restrictions on restricted stock and performance targets with respect to performance units or shares; (4) all of the Corporation's interest in any automobile used by the officer and the payment of the balance of any outstanding loan or lease on such automobile; (5) the present value of all cash payments pursuant to the Retirement Agreements (as described in the "Senior Officer Retirement Plan") as if he or she had remained employed until the retirement date defined therein; and (6) the dollar value of the sum of vacation time had he or she remained employed and accrued vacation time.

       The severance agreements include a non-competition agreement for a period of 12 months after the termination of the officer's employment.

       The severance agreements provide that if any payment to the officer thereunder would be subject to federal excise taxes imposed on certain severance payments, the Corporation will make an additional payment to him or her to cover any such tax payable by him or her and the taxes on such gross-up payment.

SENIOR OFFICER RETIREMENT PLAN

The following table sets forth the estimated annual benefits payable under the Retirement Plan for senior officers.



                                             RETIREMENT PLAN TABLE
                                               ANNUAL BENEFITS
                           -------------------------------------------------------------
                                 OFFICER                               BENEFICIARIES
                           -------------------------------------------------------------
R.R. Wackenhut             $175,000      25 years               $100,000      12.5 years
A.B. Bernstein              250,000      25 years                100,000      12.5 years
P. L. Maslowe               200,000      25 years                 50,000      12.5 years

The retirement benefits for senior officers are contained in deferred compensation agreements and senior officer retirement agreements between the Corporation, Richard Wackenhut, Alan Bernstein, Philip Maslowe, and certain other senior officers (the "Retirement Agreements"). The Retirement Agreements provide that the Corporation will pay certain sums to the senior officers or their beneficiaries for twenty five (25) years beginning on the date of their death or retirement after age 60, or to their beneficiaries for twelve and one half (12.5) years if they die before age 60.

On March 17, 2000, the Corporation amended the Retirement Agreements as follows:
(1) upon a Change of Control (as defined under "Employment Agreement with Richard R. Wackenhut"), the senior officers will be entitled to receive the payments disclosed in the Retirement Plan Table at the age of 55, rather than 60 years (the "Retirement Date"); (2) upon a Change of Control, they will be entitled to receive the present value of such payments as if they had been employed through the Retirement Date; and (3) the amounts payable to the senior officers and the duration of payments, other than payments to Richard Wackenhut, were increased.

With respect to the five most highly compensated executive officers of the Corporation, George Wackenhut is not a party to a Retirement Agreement, and George Zoley participates in an Executive Officer Retirement Plan established by Wackenhut Corrections Corporation. Philip Maslowe, Richard Wackenhut and Alan Bernstein are parties to Retirement Agreements and are vested in all benefits contained therein.

The following table sets forth the estimated annual benefits payable under the Executive Officer Retirement Plan to Dr. George Zoley:


                                             PENSION PLAN TABLE


            REMUNERATION(1)                 ESTIMATED ANNUAL RETIREMENT BENEFITS (2)(3)
            ASSUMED AVERAGE               --------------------------------------------
             ANNUAL SALARY
          FOR FIVE-YEAR PERIOD                   YEARS OF SERVICE
              PRECEDING                          ----------------
             RETIREMENT         10          15         20            25           30         35
       ==========================================================================================
                400,000       54,552      88,355     121,882       155,097      151,962   148,432
                500,000       72,552     115,355     157,882       200,097      196,962   193,432
                600,000       90,552     142,355     193,882       245,097      241,962   238,432

(1) The estimated annual payments under the plan would be based upon an average compensation of $500,000 for Dr. Zoley.

(2) Dr. Zoley has been credited with 18 years of service at the end of 1999.

(3) The Retirement plan is a defined benefit plan which bases benefits upon the participant's final average annual salary earned during the last five years of credited service. Benefits under the Retirement Plan are offset by social security benefits. Dr. Zoley is fully vested in the Retirement Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Nominating and Compensation Committee of the Board of Directors (the Compensation Committee) met two times in fiscal 1999. The Compensation Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. Among its duties, the Compensation Committee is responsible for recommending to the full Board the annual remuneration for all executive officers, including the Chief Executive Officer and the other officers named in the Summary Compensation Table set forth above, and to oversee the Company's compensation plans for key employees. The Compensation Committee seeks to provide, through its administration of the Company's compensation program, salaries that are competitive and incentives that are primarily related to corporate performance. The components of the compensation program are base salary, annual incentive bonuses, retirement plans (as noted earlier in this section of the Proxy), and long-term incentive awards.

Base salary is the fixed amount of total annual compensation paid to executives on a regular basis during the course of the fiscal year. Management of the Company determines a salary for each senior executive position (exclusive of the CEO and COO) that it believes is appropriate to attract and retain talented and experienced executives, and that is generally competitive with salaries for executives holding similar positions at comparable companies. The starting point for this analysis is each officers base salary for the immediately preceding fiscal year. From time to time, management obtains reports from independent organizations concerning compensation levels for reasonably comparable companies. This information is used as a market check on the reasonableness of the salaries proposed by management. The comparator companies are composed of a diversified group of service companies whose revenue, performance, and position matches were deemed relevant and appropriate by the outside firm. Management recommends executive salaries to the Compensation Committee.

The Compensation Committee reviews and adjusts the salaries suggested by management as it deems appropriate, and generally asks management to justify its recommendations, particularly if there is substantial deviation between the recommended salary and an officers compensation for the prior fiscal year. In establishing the base salary for each officer (including that of the CEO and COO), the Compensation Committee evaluates numerous factors, including the Company's operating results, net income trends, and stock market performance, as well as comparisons with financial and stock performance of other companies, including those that are in competition with the Company. In addition, data developed as a part of the strategic planning process, but which may not directly relate to corporate profitability, is utilized as appropriate. For example, the Compensation Committee may take into consideration an officers efforts in positioning the Company for future growth.

The Summary Compensation Table set forth elsewhere in this Proxy Statement shows the salaries of the CEO and the other named executive officers for the last three years. The increase in the CEO's salary for 1999 was attributable to the overall financial performance of the Company, strategic objectives and the quality of his leadership. In 1999, the Compensation Committee formally evaluated the performance of the CEO.

The Company has an incentive compensation plan (the Bonus Plan) for officers and key employees. The aggregate amount of incentive compensation payable under the Bonus Plan is based on the Company's consolidated revenue and income and Business Unit revenues and service profits. The Company exceeded target on both revenues and profits. The Bonus Plan is intended as an incentive for executives to increase both revenue and profit and uses these as factors in calculating the individual bonuses. The Bonus Plan formula weights these factors depending upon the position of the executive. For example, the President of a Business Unit is measured on factors of 60% Corporate results (30% corporate revenue and 30% corporate income) and 40% Business Unit service profit. All other positions are measured on weighted factors of 30% corporate revenue and 70% corporate income before taxes. An adjustment to the individual incentive award (up to 20% upward or 80% downward) may be applied to reflect individual performance. The Compensation Committees decisions regarding the amount of incentive compensation payable in a given year and the allocation of same among the participants, are based on these factors, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in the Corporations strategic plan for 1999. The Company has elected to comply with Section 162(m) of the Internal Revenue Code to the extent it deems appropriate and has a bonus plan for the CEO and the COO that is based upon the Company's consolidated revenue (30%) and consolidated service profits (70%). Accordingly, there was no discretionary adjustment upward to the award.

The Company also maintains a Key Employee Long-Term Incentive Stock Plan (the Incentive Plan) for all executive officers, including the CEO and the other named officers. Participants in the Incentive Plan are assigned a target incentive award, stated as a percentage of such participants base salary depending upon the participants position with the Company. The target incentive award for fiscal 1999 for the CEO, the Chief Operating Officer, Executive Vice Presidents, and Senior Vice Presidents of the Company were 35%, 20%, 18% and 16%, respectively, of base salary.

Participants in the Incentive Plan may be granted one or more types of long-term incentive vehicles as awards. Initially, awards have been limited to grants of restricted stock units and/or performance shares. The Compensation Committee determines the percentage of the target incentive award that will be allocated to restricted stock units and the percentage that will be allocated to performance shares. Awards in each category are earned only if certain predetermined criteria are met. In general, restricted stock unit awards are currently earned based on an employees continued employment with the Company for a period of seven years from the date of grant, although the Compensation Committee can increase or decrease the time period for future grants and may also include performance criteria. Performance shares are earned only if certain three-year earnings per share performance goals established by the Compensation Committee are attained. In setting these goals for each three-year period, the Compensation Committee considers prior years performance, industry trends, the performance of major financial indicators and the prevailing economic circumstances. In its discretion, the Compensation Committee may make adjustments to performance share awards to consider aspects of performance that may not be reflected in the Company's financial results. The Company also maintains a Stock Option Plan (the Plan) for executive officers, including the CEO and other key employees. Participants receive stock option grants based upon their overall contribution to the Corporation. Such options are granted at market value at the time of grant.

The purpose of the Incentive Plan is to reward superior corporate performance with a variable component of pay that can only be earned if performance criteria are met. The Incentive Plan is intended to encourage stock ownership by senior executives; to balance the short-term emphasis of the Bonus Plan with a longer-term perspective; to reinforce strategic goals by linking them to compensation; and to provide retention incentives for employees considered key to the future success of the Company.

 By the Nominating and Compensation Committee
        Paul X. Kelley, Chairman       Carroll A. Campbell   Thomas P. Stafford
        Benjamin R. Civiletti,         Nancy Reynolds
        Vice Chairman

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                THE WACKENHUT CORPORATION, WILSHIRE 5000 EQUITY,
               AND S&P SERVICES (COMMERCIAL AND CONSUMER) INDEXES
                     (Performance through December 31, 1999)

Assumes $100 invested on December 31, 1994, in The Wackenhut Corporation Series A Common Stock and the Index companies.

Total return assumes reinvestment of dividends.

                                    [GRAPH]


                                   THE                           S & P SERVICES
                                   WACKENHUT      WILSHIRE 5000  (COMMERCIAL AND
          DATE                     CORPORATION    EQUITY         CONSUMER)
          ----------------------------------------------------------------------
          December 1994            $100.00        $100.00         $100.00
          December 1995            $137.70        $136.46         $135.03
          December 1996            $200.45        $165.41         $139.43
          December 1997            $275.73        $217.16         $191.23
          December 1998            $300.97        $268.05         $155.11
          December 1999            $165.82        $331.40         $136.01

The above graph compares the performance of The Wackenhut Corporation with that of the Wilshire 5000 Equity, and the S&P Services Indexes, which is a published industry index. An outside consulting firm was retained to evaluate the feasibility of constructing a custom peer group or the selection of a comparable peer group. The consultants conclusion was that there is no appropriate five-year index of large labor-intensive security and protective service companies presently available and the construction of a custom peer group would not be appropriate because of the lack of sufficient data on the other large security companies. The selection of the S&P Services Indexes was the closest index the consultants believed appropriate. If there is a published index of large security companies or when sufficient data is available, the Company may consider, in future years, changing to a different index or custom peer group in place of the S&P Services Indexes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation has a joint life policy on George R. Wackenhut and Ruth J. Wackenhut in the amount of $800,000. The cost of the policy is $16,543 per year and substantially all of the premium is paid by the Corporation. In this connection, an agreement provides that $760,000 of the proceeds from the policy will be paid to the Corporation as reimbursement of the costs.

SERVICES AGREEMENT. The Company and its consolidated subsidiary, Wackenhut Corrections Corporation ("WCC"), entered into a services agreement (the "Services Agreement") on December 20, 1995, which became effective January 1, 1996, pursuant to which the Company agreed to continue to provide certain of these services to WCC through January 2, 2000.

In accordance with the terms of the Services Agreement, WCC paid the Company a fixed annual fee for services (the "Annual Services Fee") equal to $1,200,342 in fiscal 1997, $1,718,100 in fiscal 1998 and $2,944,000 in fiscal 1999. Management of WCC believes that the Annual Services Fees under the Services Agreement are on terms no less favorable to the Company and WCC than could be obtained from unaffiliated third parties. If WCC determines that it can obtain any of the services to which the Annual Services Fees relate at a cost less than that specified in the Services Agreement, WCC may obtain such services from another party and terminate the provision of such services by the Company with a corresponding reduction in the Annual Services Fee.

Under the Services Agreement, the services to be provided by the Company to WCC for the Annual Services Fee include the following:

        LEGAL SERVICES. Under the Services Agreement, the Company provides legal advice on all matters affecting WCC, including, among other things, assistance in the preparation of Securities and Exchange Commission ("SEC") and other regulatory filings, review and negotiation of joint venture and other contractual arrangements, and provision of day-to-day legal advice in the operation of WCC's business, including employee related matters.

        FINANCIAL, ACCOUNTING, TAX AND GOVERNMENT CONTRACT MANAGEMENT SERVICES. Under the Services Agreement, the Company provides WCC with (i) treasury operations, (ii) support in the processing of accounts payable, tax returns and payroll, (iii) conducting periodic internal field audits, and (iv) purchasing assistance on an as needed basis. Under the Services Agreement, the Company also provided WCC with assistance in (i) deployment of new software for accounting and inmate management, (ii) management and administration of its government contracts, pricing proposals and responding to government inquiries and audits and (iii) the preparation of accounting reports, financial projections, budgets, periodic SEC filings and tax returns.

        HUMAN RESOURCES SERVICES. Under the Services Agreement, the Company provides WCC assistance in the identification and selection of employees and compliance by WCC with various equal employment opportunity and other employment related requirements. The Company also assists WCC in implementing and administering employee benefit plans which comply with applicable laws and regulations.

Any services provided by the Company to WCC beyond the services covered by the Annual Services Fees are billed to WCC at cost or on a cost plus basis as described in the Services Agreement or on such other basis as WCC and the Company agree.

The following table sets forth certain amounts billed to WCC during fiscal 1997, fiscal 1998, and fiscal 1999,for services not covered by the Annual Services Fee paid under the 1996 Services Agreement.


                                           FISCAL 1997        FISCAL 1998        FISCAL 1999
                                           -------------------------------------------------
       Food Services                       $  461,000         $  839,000        $         0
       Casualty Insurance Premiums (1)      4,957,000          7,423,000          9,454,000
       Interest Charges (Income) (2)           10,000           (122,000)          (492,000)
       Office Rental (3)                      285,000            361,000            286,000

       TOTAL                               $5,713,000         $8,501,000        $ 9,248,000

(1) Casualty insurance premiums relate to workers' compensation, general liability and automobile insurance coverage obtained through the Company's Insurance Program. Substantially, all of the casualty insurance premiums represented premiums to a captive reinsurance company that is wholly owned by the Company. Under the terms of each of the Services Agreement, WCC also has the option to continue to participate in certain other insurance policies maintained by the Company for which WCC reimburses the Company for direct and indirect costs associated in providing such services.

(2) WCC charged interest on intercompany indebtedness and charges interest on intercompany loans at rates that reflect the Company's average interest costs on long-term debt, exclusive of mortgage financing.

(3) Effective February 15, 1996, WCC entered into a 15-year agreement with the Company providing for the rental of approximately 14,672 square feet of office space at its corporate headquarters in Palm Beach Gardens, Florida, at an annual rate of $285,519 ($19.50 per square foot) on terms which WCC believes will be no less favorable to WCC and the Company than could have been obtained from unaffiliated third parties. In 1998, WCC increased the amount of space it rents by approximately 1600 square feet and paid common area maintenance charges related to 1997 and 1998.

Management of the Company believes that the services provided for the Annual Services Fees and the other services that will or may be provided under the Services Agreement are, or will be, on terms no less favorable to the Company and WCC than could have been obtained from unaffiliated third parties.

Under the terms of the Services Agreement, the Company has further agreed that for so long as it provides WCC with any services (including those provided under the Services Agreement) and for a period of two years thereafter, the Company and its affiliates will not directly or indirectly compete with WCC or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities in the United States. Additionally, during the period described above, the Company will not (and will use its best efforts to cause its affiliates not to) directly or indirectly compete with WCC or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities outside the United States.

Nevertheless, in the United States, the Company's North American Operations Group may continue to bid for and perform any of the services that it currently performs. These services include prisoner transit, court security services and food services. WCC has also agreed that it will provide the Company with the first opportunity to participate on a competitive basis as a joint venture in the development of facilities outside the United States.

From time to time, the Company has guaranteed certain obligations of WCC and its affiliates. These guarantees remained in place following WCC's IPO and may be called upon should there be a default with respect to such obligations.

The Company anticipates that it may, from time to time, use the services of the law firm of Venable, Baetjer and Howard, of which Mr. Benjamin R. Civiletti, a Director Nominee of The Wackenhut Corporation is a partner.

George C. Zoley, Vice Chairman of the Board and Chief Executive Officer of WCC, also serves as Senior Vice President of the Corporation, and a Director of each of Wackenhut Corrections (U.K.) Limited, Premier Custodial Group Limited, Premier Prison Services Limited, Premier Training Services Limited, Lowdham Grange Prison Services Limited, Kilmarnock Prison Services Limited, Kilmarnock Prison (Holdings) Limited, Pucklechurch Custodial Services Limited, Pucklechurch Custodial (Holdings) Limited, Medomsley Training Services Limited, Medomsley Holdings Limited, Premier Geografix Limited, Premier Monitoring Services Limited, Moreton Prison Services Limited, Moreton Prison (Holdings) Limited, Wackenhut Corrections Corporation Australia Pty Limited, Australasian Correctional Services Pty Limited, Australasian Correctional Management Pty Limited, Wackenhut Corrections Canada, Inc., WCC RE Holdings, Inc., Atlantic Shores Healthcare and Wackenhut Corrections Corporation, N.V., affiliates of the Company. George R. Wackenhut, Chairman of the Board of the Company, also serves as Chairman of the Board of WCC and, together with his wife, Ruth J. Wackenhut, through trusts over which they have sole dispositive and voting power, control approximately 50.05% of the issued and outstanding voting common stock of the Company. Richard R. Wackenhut, the President and Chief Executive Officer of the Company, is also a Director of WCC. He is the son of George R. and Ruth J. Wackenhut.

DIRECTORS' COMPENSATION

Directors of the Corporation who are not Officers were paid during the fiscal year 1999 an annual retainer fee at the rate of $20,000 per year plus $1,500 or 75 shares of Series B Common Stock for each Board meeting attended; $1,000 or 50 shares for each committee meeting attended as committee members; and $1,500 or 75 shares for each committee meeting attended as committee chairperson for committees. Each Non-Employee Director also receives from the Corporation upon each election or re-election to the Board of Directors, an option to purchase 2,000 shares of Series B Common Stock of the Corporation. For the fiscal year 2000 election only, the number of option shares has been increased to 10,000 shares of Series B Common Stock. Each Non-Employee Director is also eligible for stock option grants in subsidiaries when such grants are made to Company management. However, commencing August 5, 1999, the Fees for attendance at meetings of the Operations and oversight Committee became $2,000 for attendance as a committee member and $3,000 for attendance as committee chairperson.

No Directors or their affiliates were compensated for services rendered to the Corporation during fiscal 1999 other than the compensation described above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All SEC Forms 3, 4 and 5 filings appear to have been made when due. Those Directors and Officers not required to file a Form 5 for fiscal 1999 have furnished the Corporation with a statement that no filing is due.

PROPOSAL NO. 2
APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Although not required by the By-Laws, the Board of Directors, in the interest of accepted corporate practices, asks shareholders to ratify the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 2000, and to perform such other services as may be requested. If the shareholders do not ratify this appointment, the Corporation's Board of Directors will reconsider its action. Arthur Andersen LLP has advised the Corporation that no partner or employee of Arthur Andersen LLP has any direct financial interest or any material indirect interest in the Corporation other than receiving payment for its services as independent certified public accountants.

A representative of Arthur Andersen LLP, the principal independent certified public accountants of the Corporation for the most recently completed fiscal year, is expected to be present at the shareholders meeting and shall have an opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate questions raised orally at the meeting.

PROPOSAL NO. 3
PROPOSAL TO SET ASIDE A TOTAL OF 550,000 SHARES OF SERIES B
COMMON STOCK OF THE CORPORATION TO BE UTILIZED FOR FUTURE
ISSUANCE UNDER THE KEY EMPLOYEE LONG-TERM INCENTIVE STOCK
PLAN (THE "PLAN").

The Plan was previously approved by the shareholders of the Corporation at the 1992 Annual Meeting. The Nominating and Compensation Committee of the Board of Directors of the Corporation (the "Committee") is responsible for the administration and governance of the Plan. Actions requiring Committee approval include final determination of plan eligibility and participation, identification of performance goals, and final award determination. The decisions of the Committee are conclusive and binding on all participants.

The purpose of the Plan is to reward superior performance with a variable component of pay which can only be earned if predetermined performance criteria are met. The Plan is intended to encourage stock ownership by senior executives; to balance the short-term emphasis of the annual incentive plan with a longer-term perspective; to reinforce strategic goals by linking them to compensation; and to provide retention incentives for employees considered key to the future success of the Corporation. Initially, participants were limited to the senior officers, but beginning in 1994, stock options were awarded to a much broader segment of management employees.

Participants may be granted one or more types of long-term incentive vehicles as awards. Initially, awards to participants were limited to Restricted Stock Units (RSU's) and/or performance shares. The Plan also provides for the granting of stock options and/or performance units.

Participants "earn" the RSU and performance share awards based on (1) continued employment and/or (2) Company performance measured over a three-year performance category. The Target Incentive Award is allocated among the possible types of long-term incentive vehicles as determined by the Committee. For any Performance Shares awarded, a greater or lesser amount, based on a preset schedule, may be earned at the end of the plan year based on the attainment of predetermined goals. Annual grants have been made for each type of long-term incentive. Vesting periods and/or performance measurement periods vary according to the type of long-term incentive awarded. The CEO will nominate participants to be approved by the Committee. Participation is reevaluated and determined on an annual basis. Total awards to be granted are calculated by multiplying the appropriate percentage by the participant's base salary at the time of grant. The appropriate number of units or shares is determined by dividing the amount of the award by the stock price at the date of grant, calculated as the average closing price of the stock for the last ten business days preceding the date of grant.

Stock Options and Restricted Stock vest based upon continued employment. Vesting periods are as follows:



                     Type of Award                Vesting Period
                     -------------                --------------
                     Stock Options                 As set by the Committee
                     Restricted Stock              7 years

Based on performance achieved during the year, an individual's Performance Share award payout will be a function of performance against pre-established objectives. Threshold, Target, and Outstanding performance levels are defined at the beginning of each year for each performance measure.

The Plan's initial performance measure for Performance Share awards was Return on Equity (ROE). The Committee subsequently adopted growth in Earnings Per Share
(EPS) as the performance measure in 1996. Compounded growth rate in EPS for each three-year measurement period is compared with preset goals, as described above, to determine award payouts.

The Committee may, in its discretion, make an adjustment to Performance Share awards to consider aspects of performance that may not be reflected in the financial results of the Corporation.

Payments of Performance Share awards are made in stock, cash or a combination of both as soon as practicable after the end of the three-year measurement period, and after approval by the Committee. Thus far, the only payout of performance shares was for the period 1991 - 1993, 1996 - 1998 and 1997 - 1999. No awards were earned for the 1992 - 1994, 1993 - 1995, 1994 - 1996 or 1995 - 1997
periods. In the event that a participant changes positions between award grant dates, whether due to promotion, demotion or lateral move, at the discretion of the Committee, awards are granted or modified as appropriate. An employee hired into an eligible position during the year may participate in the Plan for the balance of the year on a pro rata basis at the discretion of the Committee.

In the event a participant voluntarily terminated employment or is terminated involuntarily before Stock Option or Restricted Stock awards have been vested, or before Performance Share awards have been earned for a performance period, any award will be forfeited. In the event of death, permanent disability, or normal retirement, or upon the occurrence of a defined "change in control" of the Corporation, all Stock Option and Restricted Stock awards will vest immediately.

Annual grants of Restricted Stock Units (RSU's) have been made to participants since Plan inception. At the time of grant, a vesting schedule is established for each RSU award, which need not be the same for each participant, and which may be based upon the passage of time, the achievement of preestablised performance goals or a combination thereof. The RSU's may not be sold, pledged or transferred until fully vested and until any other applicable restrictions have lapsed. During the vesting period, participants are paid dividend equivalents on the RSU's granted to them. When vested, payment for RSU's is made in shares of the Common Stock of the Corporation on a one for one basis. The Plan is intended to remain in effect for ten years, unless terminated earlier by the Board of Directors of the Corporation.

On February 17, 2000, the Board of Directors authorized the granting of a total 58,800 options to 18 participants on May 6, 2000 (the strike price for each such grant to be set at the closing price for the day immediately prior to the grant) contingent upon shareholder approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO SET ASIDE A TOTAL OF 550,000 SHARES OF SERIES B COMMON STOCK OF THE CORPORATION FOR FUTURE ISSUANCE UNDER THE KEY EMPLOYEE LONG-TERM INCENTIVE STOCK PLAN FOR KEY EMPLOYEES OF THE CORPORATION.

SHAREHOLDERS PROPOSAL DEADLINE

Shareholder proposals intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting by December 1, 2000.

OTHER MATTERS

The Board of Directors knows of no other matters to come before the shareholders' meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

                                By order of the Board of Directors

                                Timothy J. Howard
                                Senior Vice President, General Counsel
                                and Assistant Secretary

March 31, 2000























================================================================================
A copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended January 2, 2000, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission, will be made available without charge to interested shareholders upon written request to Patrick F. Cannan, Director, Corporate Relations, The Wackenhut Corporation, 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida, 33410-4243.

                           THE WACKENHUT CORPORATION

                           4200 Wackenhut Drive #100
                       Palm Beach Gardens, Florida 33410

          This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints George R. Wackenhut and Richard R. Wackenhut as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Series A Common Stock of The Wackenhut Corporation held of record by the undersigned on March 17, 2000, at the Annual Meeting of Shareholders to be held at the Ritz-Carlton, Palm Beach, 100 South Ocean Blvd., Manalapan, Florida, at 9:00 A.M., May 5, 2000, or at any adjournment thereof.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXIES.

                 (Continued, and to be signed, on other side.)


--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

                                                                 Please mark
                                                                your votes as
                                                                indicated in
                                                               this sample [X]

1. ELECTION OF DIRECTORS:                                     Nominees:
                                                              01 Julius W. Beclon, Jr.       07 Paul X. Kelley
   VOTE FOR all nominees             VOTE WITHHELD            02 Alan B. Bernstein           08 Nancy Clark Reynolds
  listed to the right (except as     as to all nominees.      03 Carroll A. Campbell, Jr.    09 John F. Ruffle
   marked to the contrary).                                   04 Benjamin R. Civietti        10 Thomas P. Stafford
            [ ]                            [ ]                05 Anne Newman Foreman         11 George R. Wackenhut
                                                              06 Edward L. Hennessey, Jr.    12 Richard R. Wackenhut

                                                              INSTRUCTION: To withhold authority to vote for any
                                                              individual nominee, strike a line through the nominee's
                                                              name in the list above.


2. Proposal to approve for the fiscal year 2000
   the Appointment of ARTHUR ANDERSEN LLP
   as the independent certified public accountants
   of the Corporation.
                                                              [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. Proposal to approve the setting aside a total of 550,000 Series B shares for the Key Employee
   Long-Term Incentive Plan.

                                                              [ ] FOR        [ ] AGAINST        [ ] ABSTAIN


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                                              Please date and sign exactly as name appears below. Joint owners should each sign. Attorneys-in-fact, Executors, Administrators,
                                                              Trustees, Guardians, or corporate officers should give full title.


                                                              Dated:                             , 2000
                                                                    -----------------------------


                                                              --------------------------------------------------------------
                                                                                           Signature


                                                              --------------------------------------------------------------
                                                                                  Signature if held jointly

   PLEASE SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE.
--------------------------------------------------------------------------------